EXHIBIT 10.35

                 MODIFICATION OF CONVERTIBLE PROMISSORY NOTE

     THIS MODIFICATION OF CONVERTIBLE PROMISSORY NOTE, dated as of November 30, 2007, is made by and between OPTIMA TECHNOLOGIES, LLC, a Delaware limited liability company ("Maker") and AZARIA MANAGEMENT GROUP, LLC (fka Optima Technologies, L.L.C.), a Nevada limited liability company ("Payee").

                                  RECITALS

     A. The Maker, Payee, and others are parties to that certain Asset Purchase Agreement, dated as of April 1, 2007 (the "Purchase Agreement"), pursuant to which Maker executed a Convertible Promissory Note of even date therewith (the "Note") made payable to Payee.

     B. The Note provides that the principal amount shall be converted into shares of common stock of ATS, as more fully described therein.

     C. Pursuant to that certain Termination of Amended and Restated Management Agreement (the "Termination Agreement"), by and among Maker, Payee and others, dated December 26, 2007 but effective for all purposes as of November 30, 2007, Maker and Payee have agreed to change the Conversion Price (as defined in the Note).

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

     1. Section 4(a) of the Note is hereby deleted in its entirety and replaced with the following:

     "Automatic Conversion. On the Maturity Date, the principal balance of this Note shall automatically convert into shares of common stock (the "Common Stock") of ATS at a conversion price (the "Conversion Price") that is equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance due on this Note, by (ii) $0.20 per share."

     2. Section 5(a) of the Note is hereby amended to designate the following address as Maker's address for notice purposes:

     Optima Technologies, LLC
     c/o American TonerServ Corp.
     420 Aviation Blvd., Suite 103
     Santa Rosa, CA 95403
     Attn: Daniel J. Brinker, President and CEO

     3. All other terms and conditions of the Notes not specifically modified hereby are incorporated herein and shall remain in full force and effect.

                      [SIGNATURES ON FOLLOWING PAGE]



     IN WITNESS WHEREOF, Maker and Payee have executed this Modification of Convertible Promissory Note as of the date first set forth above.

                                   MAKER:

                                   OPTIMA TECHNOLOGIES, LLC,
                                   a Delaware limited liability company


                                   By:  AMERICAN TONERSERV CORP.,
                                        a Delaware corporation
                                   Its: Managing Member


                                   By:/s/ Daniel J. Brinker
                                      Daniel J. Brinker, President & CEO

                                   PAYEE:

                                   AZARIA MANAGEMENT GROUP, LLC
                                   (fka Optima Technologies, L.L.C.),
                                   a Nevada limited liability company


                                   By:/s/ Steven R. Jensen
                                      Steven R. Jensen, CEO

ACKNOWLEDGED AND AGREED:

AMERICAN TONERSERV CORP.,
a Delaware corporation


By:/s/ Daniel J. Brinker
   Daniel J. Brinker, President and CEO